As filed with the Securities and Exchange Commission on April 10, 2001
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPITAL ONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	54-171854
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2980 Fairview Park Drive, Suite 1300
Falls Church, Virginia 22042-4525
(Address, including zip code, of
Registrant's principal executive offices)

CAPITAL ONE FINANCIAL CORPORATION
1994 STOCK INCENTIVE PLAN
(Full title of the plan)

JOHN G. FINNERAN, JR., Esq.
Executive Vice President, General Counsel
and Corporate Secretary
2980 Fairview Park Drive, Suite 1300
Falls Church, Virginia 22042-4525
(703) 205-1030
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Security to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock $.01 par value, including attached Rights(3)	7,000,000	$54.53	$381,710,000	$95,427.50

(1)   The number of shares of Common Stock registered hereunder includes such additional shares of Common Stock as may be necessary to give effect to a stock split or stock dividend.

(2)   Estimated solely for purposes of calculating the registration fee. Based on the average of the high and low prices for the Common Stock on the New York Stock Exchange on April 6, 2001.

(3)   The Rights are to purchase the Registrant's Cumulative Participating Junior Preferred Stock. Until the occurrence of certain prescribed events, none of which has occurred as of the date of this Registration Statement, the Rights are not exercisable, are evidenced by the certificates representing the Registrant's Common Stock, and will be transferred along with, and only with, the Registrant's Common Stock.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                Capital One Financial Corporation (the "Registrant") is filing this Registration Statement solely to register additional shares of Common Stock issuable pursuant to incentive awards granted or to be granted under the Registrant's 1994 Stock Incentive Plan (the "Plan"). This Registration Statement incorporates by reference the contents of the Registrant's earlier Registration Statements Nos. 33-86986, 333-4586, 333-51637, 333-78067, 333-92345 and 333-43288 which relate to 45,112,640 shares of Common Stock issuable pursuant to incentive awards granted or to be granted under the Plan, and any documents incorporated by reference therein including any such documents subsequently filed by the Registrant. The maximum number of shares that may be issuable under the Plan is 52,112,640, of which 10,500,000 shares may not be used to grant an award of incentive stock options.

Item 5.   Interests of Named Experts and Counsel.

                John G. Finneran, Jr., Esq., Executive Vice President, General Counsel and Corporate Secretary of the Registrant, who has rendered the opinion attached hereto as Exhibit 5, holds 27,051 shares of Common Stock, vested options to purchase an additional 92,052 shares of Common Stock issued under the Plan and unvested options to purchase an additional 184,308 shares of Common Stock issued under the Plan.

Item 8.   Exhibits.

Exhibit Number	Description	Reference

4	Rights Agreement, dated as of November 16, 1995, between Capital One Financial Corporation and First Chicago Trust Company of New York (as successor to Mellon Bank, N.A.) as Rights Agent	Incorporated by reference to the Registrant's Current Report on Form 8-K, filed November 16, 1995

4.1

Amendment Number 1 to Rights Agreement, dated as of April 29, 1999, between Capital One Financial Corporation and First Chicago Trust Company of New York (as successor to Mellon Bank, N.A.) as Rights Agent

Incorporated by reference to the Registrant's Current Report on Form 8-K, filed May 5, 1999

5	Opinion of Counsel	Filed herewith

23.1	Consent of Counsel	Contained in Exhibit 5

23.2	Consent of Independent Auditors	Filed herewith

24	Power of Attorney	Set forth on signature page

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 9 day of April, 2001.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr. Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Willey and John G. Finneran, Jr., Esq. his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on the 9 day of April, 2001.

SIGNATURE	TITLE

/s/ Richard D. Fairbank	Director, Chairman and Chief Executive Officer
Richard D. Fairbank	(Principal Executive Officer)

/s/ Nigel W. Morris	Director, President and Chief Operating Officer
Nigel W. Morris

/s/ David M. Willey	Executive Vice President, Chief Financial Officer
David M. Willey	(Principal Accounting and Financial Officer)

/s/ W. Ronald Dietz	Director
W. Ronald Dietz

/s/ James A. Flick, Jr.	Director
James A. Flick, Jr.

/s/ Patrick W. Gross	Director
Patrick W. Gross

/s/ James V. Kimsey	Director
James V. Kimsey

/s/ Stanley I. Westreich	Director
Stanley I. Westreich

Exhibit Index

Exhibit Number	Description	Sequential Page Number

4	Rights Agreement, dated as of November 16, 1995, between Capital One Financial Corporation and First Chicago Trust Company of New York (as successor to Mellon Bank, N.A.) as Rights Agent	Incorporated by reference to the Registrant's Current Report on Form 8-K, filed November 16, 1995

4.1

Amendment Number 1 to Rights Agreement, dated as of April 29, 1999, between Capital One Financial Corporation and First Chicago Trust Company of New York (as successor to Mellon Bank, N.A.) as Rights Agent

Incorporated by reference to the Registrant's Current Report on Form 8-K, filed May 5, 1999

5	Opinion of Counsel

23.1	Consent of Counsel	Contained in Exhibit 5

23.2	Consent of Independent Auditors	Filed Herewith

24	Power of Attorney	Set forth on signature page